PROSPECTUS

    Receipts on Corporate Securities Trust, Series FDX 1997-1

       Offer to Exchange Receipts of Corporate Securities,
       Series FDX 1997-1, Amortizing Class, which have been registered under the Securities Act of 1933, as amended, for any and all outstanding
                Receipts of Corporate Securities,
               Series FDX 1997-1, Amortizing Class

   The Exchange Offer will expire at 5:00 p.m., New York City time, on Monday, September 21, 1998, unless extended.

      The Receipts of Corporate Securities, Series FDX 1997-1, Amortizing Class (the "New Certificates") issued by the Receipts on Corporate Securities Trust, Series FDX 1997-1 (the "Trust"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, are hereby offered, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), in exchange for an equal Notional Amount of outstanding Receipts of Corporate Securities, Series FDX 1997-1, Amortizing Class (the "Old Certificates"), of which $52,000,000 aggregate Notional Amount is outstanding as of the date hereof. The Trust was formed pursuant to a trust agreement dated as of August 28, 1997 as supplemented by the Series FDX 1997-1 Supplement (together, and as amended, the "Trust Agreement") between Prudential Securities Structured Assets, Inc., as depositor ("PSSA") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). The property of the Trust will consist solely of $52,000,000 aggregate principal amount of 7.60% Notes due July 1, 2097 (the "FedEx Notes") issued by Federal Express Corporation ("FedEx"), having the characteristics described in its prospectus dated June 7, 1997 and a supplement thereto dated June 7, 1997 (together, the "FedEx Notes Prospectus"). The FedEx Notes were issued and sold as part of an underwritten public offering of $250,000,000 aggregate principal amount of such securities.

      Any and all Old Certificates that are validly tendered and not withdrawn on or prior to 5:00 P.M., New York City time, on the date the Exchange Offer expires, which will be Monday, September 21, 1998, (30 calendar days following the commencement of the Exchange Offer) unless the Exchange Offer is extended (such date, including as extended, the "Expiration Date"), will be accepted for exchange. Tenders of Old Certificates may be withdrawn at any time prior to 5:00 P.M., New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Trust, and to the terms of the Registration Rights Agreement, dated as of August 25, 1996 (the "Registration Rights Agreement"), between PSSA and Prudential Securities Incorporated, as initial purchaser ("Prudential Securities"). Old Certificates may be tendered only in minimum denominations of $100,000 Notional Amount and integral multiples of $1,000 in excess thereof. See "The Exchange Offer".

      The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except the New Certificates have been registered under the Securities Act and therefore will not bear certain legends restricting the transfer thereof. The New Certificates will be issued in fully registered, certificated form. See "The Exchange Offer" and "Description of the New Certificates".

      The Trust issued the Receipts of Corporate Securities Series FDX 1997-1 (the "Trust Certificates") in two Series: the Amortizing Class and the Residual Class, which collectively represent the entire beneficial ownership of the Trust. Subject to the occurrence of a Maturity Shortening Redemption or an In-Kind Distribution (each as defined herein), the Amortizing Class Certificates evidence fractional undivided beneficial interests in all payments of interest accrued and paid on the FedEx Notes on or before July 1, 2017 at a rate of 7.60% per annum, compounded semiannually. Subject to such occurrences, the Residual Class Certificates evidence fractional undivided beneficial interests in all principal payments on the FedEx Notes, and in interest accrued and paid on the FedEx Notes after July 1, 2017. Trust Certificates were purchased at an original issue discount. Subject to the occurrence of a Maturity Shortening Redemption, no cash distributions will be made on the Residual Class Certificates. Instead, the Residual Class Certificates outstanding on July 1, 2017 will be terminated and deemed involuntarily surrendered by the holders thereof in exchange for a principal amount of the FedEx Notes underlying

(continued from cover page)


such Residual Class Certificates equal to the aggregate
Certificate Principal Balance of such Residual Class
Certificates.

      Upon the occurrence of a Tax Event (as defined herein) with respect to the FedEx Notes, FedEx has the right to shorten the maturity of the FedEx Notes to the extent required, in the opinion of a nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the FedEx Notes will be deductible by it for federal income tax purposes. (Any such new maturity date is referred to herein as the "Shortened Maturity Date.") If the Shortened Maturity Date is on or prior to July 1, 2017, the Amortizing Class Certificates and the Residual Class Certificates will be redeemed on the Shortened Maturity Date (a "Maturity Shortening Redemption"). The Trustee will distribute the payment received on the FedEx Notes on the Shortened Maturity Date to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the FedEx Notes after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.60% per annum to the Shortened Maturity Date. Such ratio will be calculated by PSSA, as calculation agent.

      Losses realized on the FedEx Notes will be borne by the holders of the Trust Certificates in the manner described herein.
See "Risk Factors--Events of Default" herein.

      FedEx did not participate in, and did not receive any proceeds in connection with, the sale of the Trust Certificates.

      Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trust or PSSA for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that: (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities
Act) or a broker-dealer tendering Old Certificates acquired directly from PSSA for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer (a "Restricted Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, PSSA has agreed that starting on the Expiration Date it will make this Prospectus available to any Restricted Broker-Dealer for use in connection with any such resale for one year. See "Plan of Distribution".

(continued from cover page)


      Neither the Trust nor PSSA will receive any proceeds from this offering. PSSA has agreed to pay the expenses of the Exchange Offer. No underwriter or dealer-manager is being utilized in connection with the Exchange Offer.

      THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE TRUST ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.

      Prior to this Exchange Offer, there has been no public market for the New Certificates. Neither PSSA nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The Nasdaq Stock Market's National Market or otherwise. Prudential Securities has previously made a market in the Old Certificates, and the Trust has been advised that Prudential Securities currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. Prudential Securities is not obligated, however, to make a market in the Old Certificates or the New Certificates and any such market-making activity may be discontinued at any time without notice at the sole discretion of Prudential Securities. There can be no assurance as to the liquidity of the public market for the New Certificates or that any active public market for the New Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected. See "Risk Factors--Absence of a Public Market for the New Certificates".

                         --------------

      FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE
CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER, SEE "RISK
FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

                         --------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL
CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CERTIFICATES ARE
URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF
TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD
CERTIFICATES PURSUANT TO THE EXCHANGE OFFER.

                         --------------

          The date of this Prospectus is August 21, 1998

             AVAILABLE INFORMATION REGARDING THE TRUST

      PSSA on behalf of the Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Commission relating to the Trust. Such reports, proxy statements and other information may be inspected and copied at the following public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission, including PSSA on behalf of the Trust.

      The reports to be filed by PSSA on behalf of the Trust will consist primarily of distribution date statements relating to the distributions made on the Trust Certificates and certain material events regarding the Trust, but not other financial information or statements. The reports will also refer to the periodic reports filed by FedEx so long as FedEx is a reporting company under the Exchange Act. If FedEx ceases to be a reporting company under the Exchange Act, information regarding FedEx and the FedEx Notes will be limited to that received by the Trustee, as the holder of the FedEx Notes, from the FedEx Notes Trustee as required by the FedEx Notes Indenture.

      This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Trust and PSSA on behalf of the Trust with the Commission, through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), under the Securities Act, with respect to the New Certificates offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Trust and Holdings and the securities offered hereby. Although statements concerning and summaries of certain documents are included herein, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. These documents may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at fees and charges prescribed by the Commission.

      No separate financial statements of the Trust have been included or incorporated by reference herein. PSSA does not believe such financial statements would be material to holders of the New Certificates because the sole asset of the Trust consists of debt obligations of an unaffiliated issuer that is a reporting company under the Exchange Act. See "Description of the Trust Assets--FedEx."

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part (File No. 333-59477) are hereby incorporated by reference in this Prospectus: the Trust Agreement dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc., as depositor, and The Bank of New York, as trustee, as amended by Base Amendment No. 1 dated as of February 27, 1998 and Amendment No. 2 dated as of April 28, 1998; the Series FDX 1997-1 Supplement dated as of August 28, 1997 between Prudential Securities Structured Assets, Inc., as depositor, and The Bank of New York, as trustee, as amended by Amendment No. 1 dated as of December 9, 1997; and the Registration Rights Agreement dated as of August 25, 1997 between Prudential Securities Structured Assets, Inc. and Prudential Securities Incorporated.

      THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, FROM PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC., ONE NEW YORK PLAZA, 14TH FLOOR, NEW YORK, N.Y. 10292-2014, ATTENTION: LINDA MULLER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY SEPTEMBER 8, 1998.

                        PROSPECTUS SUMMARY


      The following summary information is qualified in its entirety by the detailed information appearing elsewhere or incorporated by reference in this Prospectus. Prospective investors are urged to read this Prospectus in its entirety. Certain capitalized terms used herein are defined elsewhere in this Prospectus. For an index of capitalized terms, please see page 31.

                             The Issuer

      Receipts on Corporate Securities Trust, Series FDX 1997-1 (the "Trust") formed pursuant to a Trust Agreement dated as of August 28, 1997, between Prudential Securities Structured Assets, Inc., as depositor ("PSSA"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), as supplemented by the Series FDX 1997-1 Supplement dated as of August 28, 1997 (together, and as amended, the "Trust Agreement"). PSSA is a Delaware corporation and a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). On August 28, 1997, PSSA deposited $52,000,000 aggregate principal amount of 7.60% Notes due July 1, 2097 (the "FedEx Notes") issued by Federal Express Corporation ("FedEx") with the Trustee in exchange for two classes of Receipts of Corporate Securities, Series FDX 1997-1: the Amortizing Class Certificates and the Residual Class Certificates (the Old Certificates currently constitute, and the New Certificates along with any Old Certificates not tendered in the Exchange Offer will constitute, the entire Amortizing Class) (together the "Trust Certificates").

      The Corporate Trust Office of the Trustee is located at 101
Barclay Street, 12 East, New York, New York 10286, Attention:
Corporate Trust--Administration and its number is (212) 815-5098.

                 Description of the Trust Assets

      The assets of the Trust consist solely of $52,000,000 aggregate principal amount of 7.60% Notes due July 1, 2097 issued by FedEx and having the characteristics described in the FedEx Notes Prospectus. The FedEx Notes were originally issued by FedEx on June 10, 1997 as part of an underwritten public offering of $250,000,000 aggregate principal amount of such securities (CUSIP No. 313309AP1) pursuant to a registration statement on Form S-3 (File No. 333-07691) (together with all amendments and exhibits thereto, the "FedEx Notes Registration Statement"), filed by FedEx with the Commission under the Securities Act. Payments of interest are required to be made on the FedEx Notes semiannually on the first day of each January and July, commencing January 1, 1998, or if such day is not a business day, on the next succeeding business day.

      The FedEx Notes deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates. Consequently, the ability of holders of New Certificates to receive cash distributions in respect of the New Certificates in the event of a Maturity Shortening Redemption will depend on the Trust's receipt of payments on, or in respect of, the FedEx Notes.

                         The Exchange Offer

The Exchange Offer........... New Certificates are being offered in exchange for an equal Notional
                              Amount of Old Certificates. As of
                              the date hereof, Old Certificates
                              with an aggregate Notional Amount
                              of $52,000,000 are outstanding. Old
                              Certificates may be tendered only
                              in minimum denominations of
                              $100,000 and integral multiples of
                              $1,000 in excess thereof.

Registration Rights
Agreement.................... The Old Certificates were sold on
                              August 28, 1997 to Prudential
                              Securities. Prudential Securities
                              placed the Old Certificates with
                              institutional investors in a
                              transaction exempt from
                              registration under the Securities
                              Act in reliance on Rule 144A
                              thereunder. In
                              connection therewith, PSSA and
                              Prudential Securities entered into
                              the Registration Rights Agreement,
                              providing, among other things, for
                              the Exchange Offer to occur. See
                              "The Exchange Offer--Terms of the
                              Exchange Offer".

Resale of New Certificates... Based on interpretations by the staff of the Commission, as set
                              forth in no-action letters issued
                              to third parties, including the
                              Exchange Offer No-Action Letters,
                              PSSA believes that the New
                              Certificates issued pursuant to the
                              Exchange Offer may be offered for
                              resale, resold or otherwise
                              transferred by holders thereof
                              (other than a broker-dealer who
                              acquires such New Certificates
                              directly from the Trust for resale
                              pursuant to Rule 144A under the
                              Securities Act or any other
                              available exemption under the
                              Securities Act or any holder that
                              is an "affiliate" of PSSA as
                              defined under Rule 405 of the
                              Securities Act), without compliance
                              with the registration and
                              prospectus delivery provisions of
                              the Securities Act, provided that
                              such New Certificates are acquired
                              in the ordinary course of such
                              holders' business and such holders
                              are not engaged in, and do not
                              intend to engage in, a distribution
                              of such New Certificates and have
                              no arrangement with any person to
                              participate in a distribution of
                              such New Certificates. By tendering
                              the Old Certificates in exchange
                              for New Certificates, each holder,
                              other than a broker-dealer, will
                              represent to the Trust that: (i) it
                              is not an affiliate of PSSA (as
                              defined in Rule 405 under the
                              Securities Act) or a broker-dealer
                              tendering Old Certificates acquired
                              directly from PSSA for its own
                              account; (ii) any New Certificates
                              to be received by it were acquired
                              in the ordinary course of its
                              business; and (iii) it is not
                              engaged in, and does not intend to
                              engage in, a distribution of such
                              New Certificates and has no
                              arrangement or understanding to
                              participate in a distribution of
                              the New Certificates. If a holder
                              of Old Certificates is engaged in
                              or intends to engage in a
                              distribution of the New
                              Certificates or has any arrangement
                              or understanding with respect to
                              the distribution of the New
                              Certificates to be acquired
                              pursuant to the Exchange Offer,
                              such holder may not rely on the
                              applicable interpretations of the
                              staff of the Commission and must
                              comply with the registration and
                              prospectus delivery requirements of
                              the Securities Act in connection
                              with any secondary resale
                              transaction. Each Restricted
                              Broker-Dealer that receives New
                              Certificates for its own account
                              pursuant to the Exchange Offer must
                              acknowledge that it will deliver a
                              prospectus in connection with any
                              resale of such New Certificates.
                              The Letter of Transmittal states
                              that by so acknowledging and by
                              delivering a prospectus, a
                              Restricted Broker-Dealer will not
                              be deemed to admit that it is an
                              "underwriter" within the meaning of
                              the Securities Act. This
                              Prospectus, as it may be amended or
                              supplemented from time to time, may
                              be used by a Restricted
                              Broker-Dealer in connection with
                              resales of New Certificates
                              received in exchange for Old
                              Certificates where such Old
                              Certificates were acquired by such
                              Restricted Broker-Dealer as a
                              result of market-making activities
                              or other trading activities. PSSA
                              has agreed that it will make this
                              Prospectus available to any
                              Restricted Broker-Dealer for use in
                              connection with any such resale for
                              one year. See "Plan of

                              Distribution". To comply with the
                              securities laws of certain
                              jurisdictions, it may be necessary
                              to qualify for sale or register the
                              New Certificates prior to offering
                              or selling such New Certificates.
                              PSSA has agreed, pursuant to the
                              Registration Rights Agreement and
                              subject to certain specified
                              limitations therein, to cause the
                              registration or qualification of
                              the New Certificates for offer or
                              sale under the securities or "blue
                              sky" laws of such jurisdictions as
                              may be necessary to permit the
                              holders of New Certificates to
                              trade the New Certificates without
                              any restrictions or limitations
                              under the securities laws of the
                              several states of the United
                              States.

Consequences of Failure
to Exchange Old
Certificates................. Upon consummation of the Exchange
                              Offer, subject to certain
                              exceptions, holders of Old
                              Certificates who do not exchange
                              their Old Certificates for New
                              Certificates in the Exchange Offer
                              will no longer be entitled to
                              registration rights and will not be
                              able to offer or sell their Old
                              Certificates, unless such Old
                              Certificates are subsequently
                              registered under the Securities Act
                              (which, subject to certain limited
                              exceptions, neither PSSA nor the
                              Trust will have an obligation to
                              do), except pursuant to an
                              exemption from, or in a transaction
                              not subject to, the Securities Act
                              and applicable state securities
                              laws. See "Risk Factors--Risk
                              Factors Relating to the New
                              Certificates and the Exchange
                              Offer--Consequences of Failure to
                              Exchange" and "The Exchange
                              Offer--Terms of the Exchange
                              Offer".

Expiration Date.............. 5:00 p.m., New York City time, on
                              Monday, September 21, 1998 (30
                              calendar days following the
                              commencement of the Exchange
                              Offer), unless the Exchange Offer
                              is extended, in which case the term
                              "Expiration Date" means the latest
                              date and time to which the Exchange
                              Offer is extended.

Conditions to the Exchange
Offer........................ The Exchange Offer is not condi-
                              tioned upon any minimum notional
                              amount of Old Certificates being
                              tendered for exchange. However, the
                              Exchange Offer is subject to
                              certain customary conditions, which
                              may be waived by the Trust. See
                              "The Exchange Offer--Conditions".
                              Except for the requirements of
                              applicable federal and state
                              securities laws, there are no
                              federal or state regulatory
                              requirements to be complied with,
                              or obtained by, the Trust or PSSA
                              in connection with the Exchange
                              Offer.

Procedures for Tendering
Old Certificates............. Each holder of Old Certificates wishing to accept the Exchange
                              Offer must complete, sign and date
                              the Letter of Transmittal, or a
                              facsimile thereof, in accordance
                              with the instructions contained
                              herein and therein, and mail or
                              otherwise deliver such Letter of
                              Transmittal, or such facsimile,
                              together with the Old Certificates
                              to be exchanged and any other
                              required documentation to the
                              Exchange Agent at the address set
                              forth herein. See "The Exchange
                              Offer--Procedures for Tendering".

Guaranteed Delivery
Procedures................... Holders of Old Certificates who
                              wish to tender their Old
                              Certificates and whose Old
                              Certificates are not immediately
                              available or who cannot deliver
                              their Old Certificates and a
                              properly completed Letter of
                              Transmittal or any other documents
                              required by the Letter of
                              Transmittal to the Exchange Agent
                              prior to the Expiration Date may
                              tender their Old Certificates
                              according to the guaranteed
                              delivery procedures set forth in
                              "The Exchange Offer--Guaranteed
                              Delivery Procedures".

Withdrawal Rights............ Tenders of Old Certificates may be
                              withdrawn at any time prior to 5:00
                              p.m., New York City time, on the
                              Expiration Date. To withdraw a
                              tender of Old Certificates, a
                              written or facsimile transmission
                              notice of withdrawal must be
                              received by the Exchange Agent at
                              its address set forth herein under
                              "The Exchange Offer--Exchange
                              Agent" prior to 5:00 p.m., New York
                              City time, on the Expiration Date.

Acceptance of Old Certi-
ficates and Delivery of
New Certificates............. Subject to certain conditions, any and all Old Certificates that are
                              properly tendered in the Exchange
                              Offer prior to 5:00 p.m., New York
                              City time, on the Expiration Date
                              will be accepted for exchange. The
                              New Certificates issued pursuant to
                              the Exchange Offer will be
                              delivered promptly following the
                              Expiration Date. See "The Exchange
                              Offer--Terms of the Exchange
                              Offer".

Federal Income Tax
Consequences................. The exchange of New Certificates for Old Certificates will not be a
                              sale or exchange or otherwise a
                              taxable event for federal income
                              tax purposes. See "U.S. Federal
                              Income Tax Consequences--Exchange
                              of Old Certificates for New
                              Certificates".

Exchange Agent............... The Bank of New York is serving as exchange agent (the "Exchange
                              Agent") in connection with the
                              Exchange Offer. The Bank of New
                              York is also the Trustee.

Fees and Expenses............ All expenses incident to the
                              Trust's consummation of the
                              Exchange Offer and compliance with
                              the Registration Rights Agreement
                              will be borne by PSSA. See "The
                              Exchange Offer-- Fees and
                              Expenses".

Use of Proceeds.............. There will be no cash proceeds payable to the Trust or PSSA from
                              the issuance of the New
                              Certificates pursuant to the
                              Exchange Offer. The proceeds from
                              the sale of the Old Certificates
                              were applied to the purchase of the
                              FedEx Notes and to pay issuance
                              costs. See "Use of Proceeds".

                       The New Certificates

      The Exchange Offer relates to the exchange of up to $52,000,000 aggregate Notional Amount of Old Certificates for up to an equal aggregate Notional Amount of New Certificates. The New Certificates will be entitled to the benefits of the same Trust Agreement that governs the Old Certificates and will govern the New Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that the New Certificates have been registered under the Securities Act and therefore will not bear certain legends restricting the transfer thereof. In addition, as a result of the rating assigned to the New Certificates, the New Certificates will not be subject to restrictions on transfer applicable to the Old Certificates pursuant to Rule 3a-7 under the Investment Company Act of 1940, as amended ("Rule 3a-7"). See "Description of the New Certificates".

Trust Securities ............ The New Certificates (along with any Old Certificates that are not
                              tendered in the Exchange Offer)
                              will constitute the "Amortizing
                              Class Certificates," one of two
                              classes of Trust Certificates,
                              which collectively represent the
                              entire undivided beneficial
                              ownership of the Trust. The
                              Amortizing Class Certificates have
                              a $52,000,000 aggregate Notional
                              Amount. The other class of Trust
                              Certificates consists of "Residual
                              Class Certificates" having a
                              $52,000,000 aggregate Certificate
                              Principal Balance. Subject to the
                              occurrence of a Maturity Shortening
                              Redemption or an In-Kind
                              Distribution, distributions on the
                              Amortizing Class Certificates will
                              be made semiannually on each
                              Distribution Date up to and
                              including July 1, 2017 in an amount
                              equal to the amount of interest due
                              and received on the FedEx Notes on
                              such Distribution Date.

Scheduled Distributions on
New Certificates ............ Subject to the occurrence of a
                              Maturity Shortening Redemption or
                              an In-Kind Distribution,
                              distributions on the New
                              Certificates will be made
                              semiannually on each Distribution
                              Date (as defined below) up to and
                              including July 1, 2017 in an amount
                              equal to the amount of interest due
                              and received on the FedEx Notes on
                              such Distribution Date. A
                              "Distribution Date" is the first
                              day of each January and July, or if
                              such day is not a Distribution
                              Business Day (as defined below),
                              then on the immediately following
                              Distribution Business Day. A
                              "Distribution Business Day" is the
                              first New York Business Day (as
                              defined below) following the FedEx
                              Notes Business Day (as defined
                              below) on which payments on the
                              FedEx Notes are due. A "New York
                              Business Day" means any day other
                              than a Saturday, Sunday or legal
                              holiday on which banking
                              institutions or trust companies in
                              New York City are authorized or
                              obligated by law, regulation or
                              executive order to be closed, and a
                              "FedEx Notes Business Day" is any
                              day other than a Saturday, Sunday
                              or other day on which banking
                              institutions in New York, Illinois
                              or Tennessee are obligated by law
                              to close.

Maturity Shortening
Redemption .................. Upon the occurrence of a Tax Event with respect to the FedEx Notes,
                              FedEx has the right to shorten the
                              maturity of the FedEx Notes to the
                              extent required, in the opinion of
                              a nationally recognized independent
                              tax counsel, such that, after the
                              shortening of the maturity,
                              interest paid on the FedEx Notes
                              will be deductible by it for
                              federal income tax purposes. (Any
                              such new maturity date is referred
                              to herein as the "Shortened
                              Maturity Date.") If the Shortened
                              Maturity Date is on or prior to
                              July 1, 2017, the Amortizing Class
                              Certificates and the Residual Class
                              Certificates will be redeemed on
                              the Shortened Maturity Date (a
                              "Maturity Shortening Redemption").
                              The Trustee will distribute the
                              payment received on the FedEx Notes
                              on the Shortened Maturity Date to
                              the holders of the Residual Class
                              Certificates and the Amortizing
                              Class Certificates, respectively,
                              in the same ratio as (i) the
                              present value of all originally
                              scheduled future payments on the
                              FedEx Notes after July 1, 2017
                              bears to (ii) the present value of
                              all originally scheduled future
                              payments on the Amortizing Class
                              Certificates, discounted
                              semiannually in each case at a rate
                              of 7.60% per annum to the Shortened
                              Maturity Date. Such ratio will be
                              calculated by the Depositor, as
                              calculation agent (the "Calculation
                              Agent"). After
                              such a distribution, holders of
                              Amortizing Class Certificates and
                              Residual Class Certificates will
                              receive no further distributions
                              from the Trust. A Maturity
                              Shortening Redemption as a result
                              of a Tax Event may increase the
                              amount of original issue discount
                              required to be included in a
                              holder's ordinary gross income. See
                              "U.S. Federal Income Tax
                              Consequences--Purchase and Holding
                              of Trust Certificates".

                              A "Tax Event" means that FedEx has
                              received an opinion of a nationally
                              recognized independent tax counsel
                              experienced in such matters to the
                              effect that on or after the date of
                              issuance of the FedEx Notes, as a
                              result of (a) any amendment to,
                              clarification of, or change
                              (including any announced
                              prospective change) in laws, or any
                              regulations thereunder, of the
                              United States; (b) any judicial
                              decision, official administrative
                              pronouncement, ruling, regulatory
                              procedure, notice or announcement,
                              including any notice or
                              announcement of intent to adopt
                              such procedures or regulations (an
                              "Administrative Action"); or (c)
                              any amendment to, clarification of
                              or change in the official position
                              or the interpretation of such
                              Administrative Action or judicial
                              decision that differs from the
                              therefore generally accepted
                              position, in each case, on or after
                              the date of this issuance of the
                              FedEx Notes, such change in tax law
                              creates a more than insubstantial
                              risk that interest paid by FedEx on
                              the FedEx Notes is not, or will not
                              be, deductible, in whole or in
                              part, by FedEx for purposes of
                              federal income tax. See
                              "Description of the New
                              Certificates--Maturity Shortening
                              Redemption".

In-Kind Distribution ........ Upon a Payment Default or an
                              Acceleration of the FedEx Notes
                              under the terms of the trust
                              indenture relating to the FedEx
                              Notes (the "FedEx Notes Indenture")
                              on or before July 1, 2017, the
                              Trustee will make an In-Kind
                              Distribution of the FedEx Notes to
                              the holders of the Trust
                              Certificates. Such distribution
                              will be made to the holders of the
                              Residual Class Certificates and the
                              Amortizing Class Certificates,
                              respectively, in the same ratio as
                              (i) the present value of all
                              originally scheduled future
                              payments on the FedEx Notes after
                              July 1, 2017 bears to (ii) the
                              present value of all originally
                              scheduled future payments on the
                              Amortizing Class Certificates,
                              discounted semiannually in each
                              case at a rate of 7.60% per annum
                              to the date of such Payment Default
                              or Acceleration. Such ratio will be
                              calculated by the Calculation
                              Agent. See "Description of New
                              Certificates--In-Kind
                              Distribution". After such a
                              distribution, holders of Amortizing
                              Class Certificates will receive no
                              further distributions from the
                              Trust. An In-Kind Distribution may
                              be treated in whole or in part as
                              equivalent to a taxable sale or
                              exchange. See "U.S. Federal Income
                              Tax Consequences--Distributions".

Record Dates ................ The fifth day immediately preceding each Distribution Date.

Denominations ............... The New Certificates will be
                              denominated and payable in U.S.
                              dollars and will be issued in
                              definitive, fully-registered form
                              in minimum denominations of
                              $100,000 Notional Amount and
                              integral multiples of $1,000 in
                              excess thereof.

Federal Income Tax
Consequences ................ For U.S. federal income tax
                              purposes, the Trust will not be
                              treated as an association taxable
                              as a corporation (or a publicly
                              traded partnership treated as an
                              association). Although the
                              characterization of the Trust is
                              not certain, the Trust should be
                              treated for U.S. federal income tax
                              purposes as a grantor trust, and
                              the Trustee intends to report
                              income, gain, loss and deductions
                              to the Internal Revenue Service on
                              that basis. If the Trust were not
                              classified as a grantor trust, it
                              would be classified as a
                              partnership. In either event, the
                              Trust will not be subject to U.S.
                              federal income taxation.

                              Under the grantor trust
                              characterization, each holder of a
                              Trust Certificate will be treated
                              as owning the rights to those
                              payments on the FedEx Notes that
                              are allocable to that Trust
                              Certificate and will be taxed under
                              the "stripped bond" rules of the
                              Internal Revenue Code of 1986.
                              Under those rules, a holder of a
                              Trust Certificate will be required
                              to include in ordinary gross income
                              original issue discount income
                              based on the holder's yield to
                              maturity for the Trust Certificate.

                              The exchange of New Certificates
                              for Old Certificates will not be a
                              sale or exchange or otherwise a
                              taxable event for Federal income
                              tax purposes. See "U.S. Federal
                              Income Tax Consequences--Exchange
                              of Old Certificates for New
                              Certificates".

Ratings ..................... The New Certificates will be rated
                              "Baa2" by Moody's Investors
                              Service, Inc. and "BBB" by Standard
                              & Poor's Rating Services at
                              issuance. A security rating is not
                              a recommendation to buy, sell or
                              hold securities and may be subject
                              to revision or withdrawal at any
                              time by the assigning rating
                              organization.

                           RISK FACTORS

      Prior to tendering Old Certificates in the Exchange Offer, holders of Old Certificates should carefully review the information contained and incorporated by reference in this Prospectus and should particularly consider the following matters.

Limited Obligations and Interests

      The New Certificates will not represent an obligation of, or interest in, PSSA or any of its affiliates. The New
Certificates will not be insured or guaranteed by any government agency or instrumentality, PSSA, any Person affiliated with PSSA or the Trustee, or any other Person.

No Detailed Information About FedEx or the FedEx Notes

      This Prospectus provides limited information with respect to the FedEx Notes and FedEx, any risk factors relating thereto, and any rights or obligations, legal, financial or otherwise, arising under or related to the FedEx Notes. See "Description of the Trust Assets".

Events of Default

      If an event of default on the FedEx Notes occurs, the risk of loss with respect to the FedEx Notes lies entirely with the holders of the Trust Certificates. If a Payment Default or Acceleration occurs with respect to the FedEx Notes, the Trustee will distribute the FedEx Notes to the holders of the Trust Certificates in an In-Kind Distribution. In connection with an In-Kind Distribution, a holder will recognize gain or loss on such exchange equal to the difference between the portion of the amount realized on the exchange allocable to the holder and the allocable portion of the holder's basis in the Certificate. See "Description of the New Certificates--Distribution of the FedEx Notes on Payment Default or Acceleration" herein. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Bankruptcy Risks

      The New Certificates are payable solely from payments made on the FedEx Notes by FedEx. FedEx is subject to laws permitting bankruptcy, moratorium, reorganization or other actions which, in the event of financial difficulties of FedEx, could result in delays in distribution, partial distribution or non-distribution, on the New Certificates. See "Description of the New Certifi-cates--Distribution of the FedEx Notes on Payment Default or Acceleration" herein.

Maturity and Redemption Considerations

      The Amortizing Class Certificates are scheduled to receive semiannual distributions as described in "Description of the New Certificates--Collections and Distributions on New Certificates." Potentially, the maturity and yield of the New Certificates could be affected by (i) a cash distribution to holders of the Trust Certificates upon a Shortened Maturity Redemption or (ii) a distribution of the FedEx Notes to such holders upon an In-Kind Distribution. In the event of a cash distribution on a Shortened Maturity Date, holders of Trust Certificates will receive their respective share (determined pursuant to a formula described in "Description of the New Certificates--Maturity Shortening Redemption") of the redemption price (which price will consist of principal and accrued and unpaid interest, without premium); holders may then need to reinvest at the then-prevailing market rates rather than receiving a fixed-rate coupon of 7.60 percent per annum for the period remaining prior to July 1, 2017. A Maturity Shortening as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates". In the event of an In-Kind Distribution, holders of New Certificates will receive their share of the FedEx Notes (determined pursuant to a formula described in "Description of the New Certificates-- Distribution of the FedEx Notes on Payment Default or Acceleration") at the time of such distribution. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. See "U.S. Federal Income Tax Consequences--Distributions".

Passive Nature of the Trust

      The Trustee with respect to the Trust Certificates will hold the FedEx Notes for the benefit of the holders of the Trust Certificates. The Trust will generally hold the FedEx Notes to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect FedEx or the value of the FedEx Notes, except pursuant to an In-Kind Distribution to holders of the Trust Certificates in exchange for their Trust Certificates.

Risk Factors Relating to the Certificates and the Exchange Offer

Consequences of Failure to Exchange

      Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon as a consequence of the issuance of the Old Certificates pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In addition, the Old Certificates will remain subject to the transfer restrictions described therein pursuant to Rule 3a-7. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. PSSA does not currently anticipate that it will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for Old Certificates could be adversely affected.

Absence of a Public Market for the New Certificates

      Prior to the Exchange Offer, there has been no public market for the New Certificates and it is uncertain whether such a market will develop. Neither PSSA nor the Trust intends to apply for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on The Nasdaq Stock Market's National Market or otherwise. The Trust has been advised by Prudential Securities that it currently intends to make a market in the New Certificates, as permitted by applicable laws and regulations, after consummation of the Exchange Offer. Prudential Securities is not obligated, however, to make a market in the New Certificates, and any such market-making activity may be discontinued at any time without notice at the sole discretion of Prudential Securities. There can be no assurance as to the liquidity of the market for the New Certificates or that any active market for the New Certificates will develop or continue. If an active market does not develop or continue, the market price and liquidity of the New Certificates may be adversely affected.

                          USE OF PROCEEDS

      There will be no cash proceeds payable to PSSA or the Trust from the issuance of the New Certificates pursuant to the Exchange Offer. PSSA sold the Old Certificates to Prudential Securities, an affiliate of PSSA, as initial purchaser. The proceeds from the sale of the Old Certificates were received by PSSA and were applied to its purchase of the FedEx Notes, which, after the purchase thereof, were deposited by PSSA in the Trust. PSSA also paid the issuance costs out of the proceeds from the sale of Old Certificates. PSSA obtained an intercompany loan from PSGI to the extent the net proceeds from the sale of the Old Certificates were insufficient to pay the full purchase price of the FedEx Notes and issuance expenses. Such intercompany loan was repaid in full from the proceeds of a subsequent sale of the Amortizing Class Certificates.

                      FORMATION OF THE TRUST

      Receipts on Corporate Securities Trust, Series FDX 1997-1 was formed under New York law pursuant to the Trust Agreement dated as of August 28, 1997, as amended by Base Amendment No. 1 dated as of February 27,

1998 and Amendment No. 2 dated as of April 28, 1998, and as supplemented by the Series FDX 1997-1 Supplement dated as of August 28, 1997, as amended by Amendment No. 1 dated as of December 9, 1997. Concurrently with the execution and delivery of the Trust Certificates, PSSA deposited the FedEx Notes with the Trustee. The Trustee, on behalf of the Trust, accepted the FedEx Notes and delivered the Trust Certificates to PSSA. The Trustee is holding the FedEx Notes for the benefit of the holders of the Trust Certificates.

                  DESCRIPTION OF THE TRUST ASSETS

      The assets of the Trust consist solely of $52,000,000 aggregate principal amount of 7.60% Notes due July 1, 2097 issued by FedEx and having the characteristics described in the FedEx Notes Prospectus. The FedEx Notes were originally issued by FedEx on June 10, 1997 as part of an underwritten public offering of $250,000,000 aggregate principal amount of such securities (CUSIP No. 313309AP1) pursuant to a registration statement on Form S-3 (File No. 333-07691) (together with all amendments and exhibits thereto, the "FedEx Notes Registration Statement"), filed by FedEx with the Commission under the Securities Act. Payments of interest are required to be made on the FedEx Notes semiannually on the first day of each January and July, commencing January 1, 1998, or if such day is not a business day, on the next succeeding business day.

      The FedEx Notes deposited in the Trust represent the sole assets of the Trust that are available to make distributions in respect of the Trust Certificates. Consequently, the ability of holders of New Certificates to receive cash distributions in respect of the New Certificates in the event of a Maturity Shortening Redemption will depend on the Trust's receipt of payments on, or in respect of, the FedEx Notes in such an event.

      Subject to the occurrence of a Maturity Shortening
Redemption or an In-Kind Distribution, holders of New
Certificates have rights to semiannual distributions up to and including July 1, 2017 in an amount equal to the amount of interest due and received on the FedEx Notes.

      The FedEx Notes rank pari passu with all other unsecured and unsubordinated indebtedness of FedEx. Under the FedEx Notes Indenture, the events of default are as follows: (a) default for more than 30 days in the payment of any interest; (b) default in the payment of principal of, or premium, if any, at its maturity;
(c) default in the performance, or breach, of any other covenant of FedEx in the FedEx Notes Indenture for more than 60 days after written notice as provided in the FedEx Notes Indenture; and (d) certain events in bankruptcy, insolvency or reorganization in respect of FedEx.

      The FedEx Notes may not be redeemed by FedEx prior to maturity and are not subject to a sinking fund.

      The FedEx Notes are denominated in United States dollars and issued in fully registered form without coupons in denominations of $1,000 and any integral multiples thereof. The
FedEx Notes were issued in book-entry form only and are held through participants in the Depository Trust Company.

Shortening Maturity

      The FedEx Notes Prospectus states as follows: FedEx intends to deduct interest paid on the FedEx Notes for federal income tax purposes. However, there have been proposed tax law changes that, among other things, would have prohibited an issuer from deducting interest payments on debt instruments with a maturity of more than 40 years. While none of these proposals have become law, there can be no assurance that similar legislation affecting FedEx's ability to deduct interest paid on the FedEx Notes will not be enacted in the future or that such legislation would not have a retroactive effective date.

      The FedEx Notes Prospectus states as follows: Upon the occurrence of a Tax Event, FedEx will have the right to shorten the maturity of the FedEx Notes to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters, so that, after such shortening of the maturity, interest paid on the FedEx Notes will be deductible for federal income tax purposes.

      The FedEx Notes Prospectus states as follows: If the maturity of the FedEx Notes is shortened on the occurrence of a Tax Event, FedEx will mail a notice to each holder of record of the FedEx Notes by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the FedEx Notes. Such notice will be effective immediately upon mailing.

      The FedEx Notes Prospectus states as follows: FedEx believes that the FedEx Notes constitute indebtedness for federal income tax purposes under current law and that the shortening of the maturity of the FedEx Notes will not be a taxable event to holders. Prospective investors should be aware, however, that the shortening of the maturity of the FedEx Notes will be a taxable event to holders if the FedEx Notes are treated as equity for purposes of federal income taxation before the maturity is shortened.

FedEx Notes Indenture

      The FedEx Notes were issued under the Indenture, dated July
1, 1996, as amended or supplemented, between FedEx and The First
National Bank of Chicago, as trustee.

Modification, Amendment and Waiver

      The FedEx Notes Prospectus states as follows: Modifications and amendments of the FedEx Notes Indenture may be made by FedEx and the FedEx Notes Trustee with the consent of the Holders of a majority in principal amount of each series of debt securities issued under the FedEx Notes Indenture (the FedEx Notes along with the other $198,000,000 aggregate principal amount of 7.60% Notes due July 1, 2097 issued by FedEx constitute one such series (the "FedEx Notes Series")) to be affected if less than all series are to be affected by such modification; provided, however, that no such modification or amendment may, without the consent of the Holder of each debt security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any such debt security; (b) reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any such debt security; (c) change any place of payment where, or the currency in which, any debt security or the interest or any premium thereon is payable; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or (e) reduce the percentage in principal amount of outstanding debt securities the consent of whose Holders is required for modification or amendment of the FedEx Notes Indenture, for waiver of compliance with certain provisions of the FedEx Notes Indenture or for waiver of certain defaults.

      The FedEx Notes Prospectus states as follows: The Holders of a majority in principal amount of the outstanding notes of the FedEx Notes Series may on behalf of the Holders of all notes of the FedEx Notes Series waive any past default under the FedEx Notes Indenture and its consequences, except a default in the payment of the principal, premium, if any, or interest on any notes of the FedEx Notes Series or in respect of a covenant or provision which under the FedEx Notes Indenture cannot be modified or amended without the consent of the Holder of each outstanding of the debt securities affected.

      The information under this caption is derived solely from the description of the FedEx Notes contained in the FedEx Notes Prospectus. An investor may wish to read this Prospectus in conjunction with (i) the FedEx Notes Prospectus and (ii) the FedEx Notes Registration Statement, of which the FedEx Notes Prospectus is a part. This Prospectus relates only to New Certificates offered hereby and does not relate to an offering of the FedEx Notes. No representation is made by the Trust, the Trustee or PSSA as to the accuracy or completeness of the information contained in the FedEx Notes Prospectus or the FedEx Notes Registration Statement.

FedEx

      This Prospectus does not provide information with respect to FedEx. No investigation has been made of the financial condition or creditworthiness of FedEx or any of its subsidiaries in connection with the issuance of the New Certificates. PSSA is not an affiliate of FedEx. Prospective purchasers of the New Certificates should consider carefully FedEx's financial condition and its ability to make payments in respect of the FedEx Notes. All information contained in this Prospectus regarding FedEx is derived from the FedEx Notes Prospectus. Neither PSSA nor the Trust nor any of their respective affiliates has participated in the preparation of the FedEx Notes Prospectus or the FedEx Notes Registration Statement, and takes no responsibility for the accuracy or completeness of the information provided therein.

      FedEx is presently subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information (including financial information) with the Commission. Copies of such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may be obtained from the Public Reference Section of the Commission at Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, certain material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York. Neither PSSA nor the Trust nor any of their respective affiliates has participated in the preparation of any of the foregoing reports or other information filed by FedEx with the Commission or the New York Stock Exchange or has made any investigation with respect to the information contained therein.

      If FedEx ceases to be a reporting company under the Exchange Act, information regarding the FedEx Notes will be limited to any information received by the Trustee, as the holder of the FedEx Notes, pursuant to the FedEx Notes Indenture from FedEx or the trustee under the FedEx Notes Indenture (the "FedEx Notes Trustee"). The Trustee will furnish such information to registered holders of the Trust Certificates promptly following receipt.

      The Trust will have no assets other than the FedEx Notes from which to make distributions of amounts due in respect of the Trust Certificates. Consequently, the ability of holders of Trust Certificates to receive distributions and the timeliness of such distributions in respect of the New Certificates will depend on the Trust's receipt of payments on the FedEx Notes from FedEx.

Ratings

      The FedEx Notes have been rated "Baa2" and "BBB" by Moody's Investors Service, Inc. and Standard & Poor's Rating Services, respectively. The New Certificates will be rated "Baa2" by Moody's Investors Service, Inc. and "BBB" by Standard & Poor's Rating Services at initial issuance. Any rating of the FedEx Notes or the New Certificates is not a recommendation to purchase, hold or sell the New Certificates, and there can be no assurance that a rating will remain for any given period of time or that a rating will not be revised or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant.

Prudential Securities and FedEx

      From time to time, Prudential Securities may be engaged by FedEx as an underwriter or placement agent, in an advisory capacity or in other business arrangements. In addition, Prudential Securities or another affiliate of PSSA may make a market in other outstanding securities of FedEx.

                        THE EXCHANGE OFFER

      The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Registration Rights
Agreement, filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Terms of the Exchange Offer

      In connection with the sale of the Old Certificates pursuant to a Purchase Agreement dated as of August 25, 1997, between PSSA and Prudential Securities, their respective assignees became entitled to the benefits of the Registration Rights Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference".

      Under the Registration Rights Agreement, except in certain circumstances, PSSA is obligated to use its best efforts to (i) file a Registration Statement (the "Exchange Offer Registration Statement"), of which this Prospectus is a part, for a registered exchange offer with respect to an issue of New Certificates identical in all material respects to the Old Certificates within 60 calendar days after August 28, 1997, the date the Old Certificates were issued, (ii) cause the Registration Statement to become effective at the earliest possible time, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Certificates to be made under the Blue Sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer and (iv) promptly after the effectiveness of such Exchange Offer Registration Statement, commence and consummate the Exchange Offer. The Trust will keep the Exchange Offer open for a period of not less than 30 calendar days and not more than 45 days after the date notice of the Exchange Offer is mailed to Holders. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Rights Agreement.

      Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in minimum denominations of $100,000 Notional Amount and integral multiples of $1,000 in excess thereof. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders as of August 21, 1998. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered in exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "--Conditions".

      Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

      Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, PSSA believes that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from PSSA for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of PSSA as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Trust that (i) it is not an affiliate of PSSA (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Certificates acquired directly from the Trust or PSSA for its own account; (ii) any New Certificates to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates. If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Broker-Dealer that receives New Certificates for its own account ("Restricted Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Restricted Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Restricted Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Restricted Broker-Dealer as a result of market-making activities or other trading activities. PSSA has agreed that for a period of one year it will cause this Prospectus to be made available to any Restricted Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

      If (i) PSSA is not required to file an Exchange Offer Registration Statement with respect to the New Certificates because the Exchange Offer is not permitted by applicable law or
(ii) if any holder of Old Certificates shall notify PSSA within 20 Business Days following the consummation of the Exchange Offer that (A) such holder was prohibited by law or Commission policy from participating in the Exchange Offer or (B) such holder may not resell the Exchange Certificates acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (C) such holder is a Broker-Dealer and holds Old Certificates acquired directly from any of the Trust or PSSA or one of their respective Affiliates, then PSSA shall (x) cause to be filed, on or prior to 60 days after the date on which PSSA determines that it is not required to file the Exchange Offer Registration Statement pursuant to clause (i) above, or 60 days after the date on which PSSA receives the notice specified in clause (ii) above, a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") relating to all Old Certificates the holders of which shall have provided the information required by the Registration Rights Agreement, and shall (y) use its best efforts to cause such Shelf Registration Statement to become effective within 90 days after the date on which PSSA becomes obligated to file such Shelf Registration Statement. PSSA shall use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for sales of Old Certificates by the holders thereof entitled to the benefit of the Shelf Registration Statement, and to ensure that it conforms with the requirements of the Registration Rights Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of not more than one year following the date on which such Shelf Registration Statement first becomes effective under the Securities Act or such shorter period that will terminate when all the Old Certificates covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

      Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act (which, subject to certain limited exceptions, PSSA will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Risk Factors Relating to the New Certificates and the Exchange Offer".

      NEITHER PSSA NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO
HOLDERS OF OLD CERTIFICATES AS TO WHETHER TO TENDER OR REFRAIN
FROM TENDERING ALL OR ANY

PORTION OF THEIR OLD CERTIFICATES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CERTIFICATES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CERTIFICATES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments; Termination

      The term "Expiration Date" shall mean 5:00 p.m., New York City time, on Monday, September 21, 1998 (30 calendar days following the commencement of the Exchange Offer), unless PSSA, in its sole discretion, instructs the Exchange Agent to extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

      In order to extend the Expiration Date, PSSA will notify the Exchange Agent of any extension by oral or written notice and will cause the Exchange Agent to notify the holders of the Old Certificates by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Trust is extending the Exchange Offer for a specified period of time.

      PSSA reserves the right to cause the Trust and the Exchange Agent (i) to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by PSSA, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to cause the Trustee to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Certificates. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by PSSA to constitute a material change, PSSA will promptly cause such amendment to be disclosed in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

      Without limiting the manner in which the Exchange Agent may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Exchange Agent shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Procedures for Tendering

      To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal or (ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD CERTIFICATES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO PSSA. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a holder of Old Certificates will constitute an agreement between such holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on the books of the Trustee or any other person who has obtained a properly completed bond power from the registered holder.

      Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution.

      If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

      If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Trustee, evidence satisfactory to the Trustee of their authority to so act must be submitted with the Letter of Transmittal.

      All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by the Trustee in its sole discretion, which determination will be final and binding. The Trustee reserves the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of counsel for PSSA, be unlawful. The Trustee also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. The Trustee's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Trustee shall determine. Neither the Trustee nor PSSA, nor the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

      In addition, PSSA reserves the right in its sole discretion
(i) to purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions", to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, to purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Certificates for Exchange; Delivery of New
Certificates

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted as validly tendered for exchange when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent.

      In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Guaranteed Delivery Procedures

      If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by PSSA (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (the "NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Certificates, in proper form for transfer, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

      Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

      For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date at one of the addresses set forth below under "--Exchange Agent". Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn (including the principal amount of such Old Certificates) and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Trustee, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the Expiration Date.

Conditions

      Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for any Old Certificates, and PSSA may cause the Trustee to terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the Commission, PSSA determines that the Trust is not permitted to effect the Exchange Offer. PSSA has no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates by the Trust from affiliates of PSSA (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

Exchange Agent

      The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                         By Mail or By Hand:
                        The Bank of New York
                     101 Barclay Street, 12 East
                        New York, N.Y. 10286
              Attention: Corporate Trust--Administration

                      Telephone: (212) 815-5098
                      Facsimile: (212) 815-5999

Fees and Expenses

      The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by PSSA on behalf of the Trust pursuant to the Registration Rights Agreement. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees or agents of PSSA on behalf of the Trust.

      PSSA will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. PSSA, however, will pay on behalf of the Trust the Exchange Agent's reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. PSSA may also pay on behalf of the Trust, the reasonable out-of-pocket expenses incurred by brokerage houses and other custodians, nominees and fiduciaries in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

      The expenses to be incurred in connection with the Exchange
Offer will be paid by PSSA on behalf of the Trust, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

      PSSA will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                DESCRIPTION OF THE NEW CERTIFICATES

General

      The New Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars. The Trust Certificates represent in the aggregate the entire beneficial ownership interest in the Trust. The property of the Trust will consist of (i) the FedEx Notes, (ii) all payments on or collections in respect of the FedEx Notes received on or after August 28, 1997, together with any proceeds thereof, and (iii) all funds from time to time deposited with the Trustee in accounts related to the Trust. The property of the Trust will be held for the benefit of the holders of the Trust Certificates by the Trustee. Holders of the New Certificates will receive payments or distributions on each Distribution Date as described herein. See "--Collections and Distributions."

      The Trust Certificates represent two classes of undivided fractional beneficial interests in the assets of the Trust, and all distributions to holders of the Trust Certificates will be made only from the property of the Trust as described herein. The Trust Certificates are comprised of two classes representing the entire undivided beneficial ownership of the Trust: the Amortizing Class and the Residual Class (the Old Certificates currently constitute, and the New Certificates along with any Old Certificates not tendered in the Exchange Offer, will constitute the entire Amortizing Class). The Amortizing Class is made up of $52,000,000 aggregate notional amount of Amortizing Class Certificates. Subject to the occurrence of a Maturity Shortening Redemption or an In-Kind Distribution, distributions on the Amortizing Class Certificates will be made semiannually on each Distribution Date up to and including July 1, 2017 in an amount equal to the amount of interest due and received on the FedEx Notes on such Distribution Date. The Trust Certificates do not represent an interest in or obligation of PSSA, FedEx, the FedEx Notes Trustee or the Trustee or any affiliate of any of the foregoing.

      Subject to the occurrence of a Maturity Shortening
Redemption or an In-Kind Distribution, the Residual Class
Certificates evidence fractional undivided beneficial interests in all principal payments on the FedEx Notes and in interest accrued and paid on the FedEx Notes after July 1, 2017 at a rate of 7.60% per annum.

      The aggregate "Notional Amount" of the Amortizing Class Certificates on any determination date will equal the aggregate principal amount of the FedEx Notes in the Trust as of such date. The Notional Amount of any Amortizing Class Certificate will represent a pro rata portion of the then-current aggregate Notional Amount of all outstanding Amortizing Class Certificates.

      New Certificates may be transferred or exchanged for like Certificates of the same Class at the corporate trust office or agency of the Trustee in the City and State of New York, subject to the limitations provided in the Trust Agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith.

Form of the New Certificates

      The New Certificates will be issued in definitive registered form in minimum denominations of $100,000 Notional
Amount and integral multiples of $1,000 in excess thereof.

Collections and Distributions on New Certificates

      Subject to the occurrence of a Maturity Shortening Redemption or an In-Kind Distribution, distributions on the New Certificates will be made semiannually up to and including July 1, 2017 in an amount equal to the amount of interest due and received on the FedEx Notes on such Distribution Date. The amount of interest due on the FedEx Notes on each Distribution Date is the product of (i) 7.60%, (ii) 180 divided by 360, and (iii) $52,000,000. A "Distribution Date" is the first day of each January and July, or if such day is not a Distribution

Day (as defined below), then on the immediately following Distribution Business Day. A "Distribution Business Day" is the first New York Business Day (as defined below) following the FedEx Notes Business Day (as defined below) on which payments on the FedEx Notes are due. A "New York Business Day" means any day other than a Saturday, Sunday or legal holiday on which banking institutions or trust companies in New York City are authorized or obligated by law, regulation or executive order to be closed, and a "FedEx Notes Business Day" is any day other than a Saturday, Sunday or other day on which banking institutions in New York, Illinois or Tennessee are obligated by law to close.

      Distributions with respect to New Certificates will be made at the corporate trust office or agency of the Trustee in The
City of New York.

      Any cash distribution on the New Certificates, upon a liquidation of the Trust as described below, will be made (i) in U.S. Dollars by or on behalf of the Trustee on the date of the distribution and (ii) by check drawn on, or wire transfer, of immediately available funds, but, with respect to the latter, only if appropriate wire transfer instructions have been received in writing by the Trustee not later than fifteen calendar days prior to the date of the distribution. If a holder of New Certificates wishes to receive cash payments by wire transfer, such holder shall provide appropriate wire transfer instructions by delivery of a written notice to the Trustee not later than fifteen calendar days prior to the date of the distribution, which will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the date of the distribution. Any cash distribution by the Trustee to the New Certificates shall be made, subject to timely receipt of payments on the FedEx Notes and solely to the extent of Available Funds. See "--Maturity Shortening Redemption." "Available Funds" means, as of any date of the distribution, the aggregate amount received on or with respect to the FedEx Notes during the period from the preceding date of the distribution up to and including such date of the distribution (each such period, a "Collection Period"), and deposited in the Collection Account and available for distribution on such date of the distribution.

      If a payment with respect to the FedEx Notes is made to the Trustee after the date on which such payment was due, the Trustee will distribute any such amounts received on the Business Day thereafter as if such funds had constituted Available Funds on the date of the distribution immediately preceding such Business Day; provided, however, that the Record Date for such distribution shall be fifteen days prior to such Business Day and no additional amounts will accrue on the Trust Certificates or be owed to holders of Trust Certificates in respect of such distribution.

      All amounts received on or with respect to the FedEx Notes shall be held uninvested by the Trustee. On July 1, 2017, the Trustee will distribute the FedEx Notes in kind to the holders of Residual Class Certificates, unless a Maturity Shortening Redemption or an In-Kind Special Distribution has occurred on or prior to such date.

      In the event that PSSA is required to repurchase the FedEx Notes as a result of a breach of its representation and warranty as to its title to the FedEx Notes immediately prior to the transfer thereof to the Trustee, the Trustee will distribute the repurchase price received from PSSA to the holders of the Residual Class Certificates and the Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the FedEx Notes after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of
7.60 percent per annum to the date on which the repurchase price is distributed. Such ratio will be calculated by PSSA, as calculation agent, and such distribution will be made fifteen days after receipt of the repurchase price.

Maturity Shortening Redemption

      Upon occurrence of a Tax Event, FedEx will have the right to shorten the maturity of the FedEx Notes to the extent required, in the opinion of a nationally recognized independent tax counsel selected by FedEx, such that, after the shortening of the maturity, interest paid on the FedEx Notes will be deductible by it for federal income tax purposes. In the event that the Shortened Maturity Date is on or prior to July 1, 2017, the Trust Certificates will be redeemed on the Shortened Maturity Date. The Trustee will distribute the payment received on the FedEx

Notes on the Shortened Maturity Date, which will equal principal plus accrued interest on the FedEx Notes and will not contain any premium, to the holders of the Residual Class Certificates and Amortizing Class Certificates, respectively, in the same ratio as
(i) the present value of all originally scheduled future payments on the FedEx Notes after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.60 percent per annum to the Shortened Maturity Date. Such ratio will be calculated by the Calculation Agent. After such a distribution, holders of Amortizing Class Certificates will receive no further distributions. A Maturity Shortening as a result of a Tax Event may increase the amount of original issue discount required to be included in a holder's ordinary gross income. See "U.S. Federal Income Tax Consequences--Purchase and Holding of Trust Certificates". A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such distribution occurs on a scheduled Distribution Date, is attached hereto as Appendix A.

      "Tax Event" means that FedEx shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the FedEx Notes, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of or change in the official position of the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, or after the date of the issuance of the FedEx Notes, such change in tax law creates a more than insubstantial risk that interest paid by FedEx on the FedEx Notes is not, or will not be, deductible, in whole or in part, by FedEx for purposes of United States federal income tax.

Distribution of the FedEx Notes on Payment Default or
Acceleration

      If a Payment Default or an Acceleration with respect to the FedEx Notes occurs on or prior to July 1, 2017, the Trustee will make an in-kind distribution (an "In-Kind Distribution") of the FedEx Notes to the holders of the Trust Certificates. A "Payment Default" means a default in the payment of any amount due on the FedEx Notes from FedEx after the same becomes due and payable (and the expiration of any applicable grace period on the FedEx Notes). An "Acceleration" means the acceleration of the maturity of the FedEx Notes following the occurrence of any default on the FedEx Notes other than a Payment Default, notwithstanding any subsequent recission and annulment of such Acceleration by the requisite holders of the entire series of the FedEx Notes. The In-Kind Distribution will be made to the holders of the Residual Class Certificates and Amortizing Class Certificates, respectively, in the same ratio as (i) the present value of all originally scheduled future payments on the FedEx Notes after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.60 percent per annum to the date of such distribution. Such ratio will be calculated by the Calculation Agent. To the extent necessary to avoid a distribution of the FedEx Notes in unauthorized denominations, the Trustee will cause the liquidation in a commercially reasonable manner of the FedEx Notes as are necessary, and will distribute the proceeds therefrom to holders of Trust Certificates based on their respective rights to the FedEx Notes in unauthorized denominations. An In-Kind Distribution may be treated in whole or in part as equivalent to a taxable sale or exchange. A table showing the percentages of such distribution that would be distributable to the Amortizing Class Certificates and the Residual Class Certificates, respectively, assuming that such distribution occurs on a scheduled Distribution Date, is attached hereto as Appendix A. See "U.S. Federal Income Tax Consequences--Distributions".

      No Further Rule 3a-7 Limitation

      As a result of the rating assigned to the New Certificates at initial issuance, they will not be subject to restrictions on transfer applicable to the Old Certificates pursuant to Rule
3a-7.

                DESCRIPTION OF THE TRUST AGREEMENT

General


      The following summary of certain provisions of the Trust Agreement and the Trust Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the Trust Agreement incorporated by reference hereto as described under "Incorporation of Certain Documents by Reference." Article and section references in parentheses below are to articles and sections in the Trust Agreement. Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

The Trustee

      The Bank of New York, a New York banking corporation, acts as trustee of the Trust pursuant to the Trust Agreement. The Trustee's offices are located at 101 Barclay Street, 12 East Street, New York, New York 10286, Attention: Corporate Trust.

      The Trust Agreement provides that the Trustee and any director, officer, employee or agent thereof will be indemnified by PSSA and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Trust Certificates or the performance of the Trustee's duties under the Trust Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under the Trust Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Trust Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Trust Agreement. Pursuant to the Trust Agreement, as compensation for the performance of its duties thereunder, the Trustee is entitled to payment of trustee fees and reimbursement of expenses by PSSA pursuant to a separate agreement with PSSA, but shall not have any claim against the Trust with respect thereto.

      The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the New Certificates or the FedEx Notes or any related document. The Trustee is required to perform only those duties specifically required under the Trust Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

      The Trustee is unaffiliated with, but may have normal banking relationships with, PSSA and its affiliates.

      The Trust Agreement and, upon consummation of the Exchange Offer, the provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Trust, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

Event of Default

      There are no events of default with respect to the Trust
Certificates.

Voting Rights

      Voting rights will be allocated between the holders of Residual Class Certificates, on the one hand, and the holders of Amortizing Class Certificates on the other, respectively, at any date of determination in the same ratio as (i) the present value of all originally scheduled future payments on the FedEx Notes after July 1, 2017 bears to (ii) the present value of all originally scheduled future payments on the Amortizing Class Certificates, discounted semiannually in each case at a rate of 7.60 percent per annum to the date of determination. Such ratio will be calculated by the Calculation Agent. All voting rights with respect to the Amortizing Class Certificates will be allocated among all holders of Amortizing Class Certificates in proportion to the respective Notional Amounts of the then-outstanding Amortizing Class Certificates held by such holders on any date of determination. All voting rights with respect to the Residual Class Certificates will be allocated among all holders of Residual Class Certificates in proportion to the respective Certificate Principal Balances of the then-outstanding Residual Class Certificates held by such holders on any date of determination.

      The required percentage of Voting Rights of those Classes of Trust Certificates that are materially adversely affected by any modification or amendment of the Trust Agreement necessary to consent to such modification or amendment is 100%.

Voting with Respect to the FedEx Notes

      The Trustee, as the holder of the FedEx Notes, has the right to vote and give consents and waivers in respect of the FedEx Notes as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement. In the event that the Trustee receives a request from FedEx for its consent to any amendment, modification or waiver of the FedEx Notes or any document relating thereto, or receives any other solicitation for any action with respect to the FedEx Notes, the Trustee shall mail a notice of such proposed amendment, modification, waiver or solicitation to each holder of Trust Certificates of record as of such date. The Trustee shall request instructions from the holders of Trust Certificates as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative voting rights of the Trust Certificates) as the Trust Certificates of the Trust were actually voted or not voted by the holders of Trust Certificates thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary herein, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the FedEx Notes, including, without limitation, any demand to accelerate the FedEx Notes or (ii) which would result in the exchange or substitution of any the FedEx Notes pursuant to a plan for the refunding or refinancing of such the FedEx Notes, except in each case with the unanimous consent of the holders of Trust Certificates, and subject to the requirement that such vote or consent would not, based on an Opinion of Counsel, cause the Trust to fail to be characterized as a grantor trust for U.S. federal income tax purposes or result in a sale or exchange of any Trust Certificate for federal income tax purpose. The Trustee shall have no liability for any failure to act resulting from holders of Trust Certificates' late return of, or failure to return, directions requested by the Trustee from the holders of Trust Certificates. In the event of an In-Kind Distribution, holders of Residual Class Certificates would become holders of FedEx Notes and, as such, would be entitled to vote through their participant in the Depository Trust Company.

Modification and Waiver

      The Trust Agreement may be amended by PSSA and the Trustee, without notice to or consent of the holders of Trust Certificates, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add or supplement any Credit Support (as defined in the Trust Agreement) for the benefit of any holders of Trust Certificates,
(iv) to add to the covenants, restrictions or obligations of PSSA or the Trustee for the benefit of the holders of Trust Certificates, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, or (vi) to comply with any requirements imposed by the Internal Revenue Code of 1986 (the "Code"); provided that (x) any such amendment described in (i) through
(vi) will not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes or result in a sale or exchange of any Certificate for tax purposes and (y) the Trustee has received (1) a certificate of PSSA to the effect that such amendment will not have a material adverse effect on any class of holders of Trust Certificates and (2) written confirmation from each Rating Agency rating such Trust Certificates, if any, that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof. Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by PSSA and the Trustee, with the consent of the holders of Certificates of each class evidencing not less than the "Required

Percentage--Amendment" of the Voting Rights of those Trust Certificates of such Classes that are affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such holders of Trust Certificates; provided that any such amendment shall not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes.

      No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Trust Certificate or
(ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

Reports to Holders of Trust Certificates; Notices

      Reports to Holders of Trust Certificates. With each distribution to holders of Trust Certificates, the Trustee will forward or cause to be forwarded to each such holder of Trust Certificates and to PSSA a statement setting forth: (i) the amount of such distribution to holders of Trust Certificates of such Class allocable to principal, if any, on the Trust Certificates of such Class; (ii) the amount of compensation received by the Trustee for the period relating to such Distribution Date, (iii) the aggregate stated principal amount or, if applicable, notional principal amount of the FedEx Notes and the current interest rate thereon at the close of business on such Distribution Date; and (iv) the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Trust Certificates at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise. In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a U.S. dollar amount per minimum denomination of Trust Certificates or for such other specified portion thereof. Subject to the occurrence of a Maturity Shortening Redemption or an In-Kind Distribution, the holders of New Certificates will receive no such reports until the distribution in-kind on July 1, 2017. Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a holder of Trust Certificates a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a holder of Trust Certificates. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

      Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.

Replacement Certificates

      If a New Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require. Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination of the Trust

      The Trust shall terminate upon the earliest of (i) the distribution of the FedEx Notes to holders of the Residual Class
Certificates on July 1, 2017, (ii) the date of any Maturity
Shortening Redemption or (iii) the date of an In-Kind
Distribution.

      The final distribution will be made only upon surrender and cancellation of the Trust Certificates at an office or agency appointed by the Trustee.

Governing Law

      The Trust Agreement and the Trust Certificates will be governed by, and construed in accordance with, the laws of the State of New York. Upon consummation of the Exchange Offer, the Trust Agreement will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Trust Agreement and will, to the extent applicable, be governed by such provisions.

               U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of Trust Certificates and the exchange of Old Certificates for New Certificates (the "Exchange") pursuant to the Exchange Offer. The summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to a decision to purchase Trust Certificates by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. Thus, for example, except where otherwise noted, the discussion below is addressed to holders that are "U.S. persons" and that hold Trust Certificates as capital assets. It does not discuss state, local or foreign tax consequences, nor does it discuss all the tax consequences that may be relevant to a holder subject to special rules, including dealers in securities or commodities, banks, savings and loan associations and similar financial institutions, tax-exempt organizations, insurance companies, taxpayers that hold Trust Certificates as part of a hedged or integrated transaction (such as a "straddle" or "conversion transaction") for U.S. federal income tax purposes, or taxpayers whose functional currency is other than the U.S. dollar. It also does not discuss tax consequences for individuals or entities taxed as individuals. The discussion below is based on the Code and the regulations issued thereunder, and interpretations of law, rulings and decisions currently in effect, all of which are subject to change. Any such change may be applied retroactively, and may adversely affect the U.S.
federal income tax consequences described herein.

      The term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. persons have the authority to control all of the trust's substantial decisions.

      PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL TAX CONSEQUENCES TO THEM OF THE EXCHANGE, AND OF ACQUIRING, HOLDING AND DISPOSING OF TRUST CERTIFICATES, INCLUDING, IN PARTICULAR, THE APPLICATION IN THEIR PARTICULAR CIRCUMSTANCES OF THE TAX CONSEQUENCES DISCUSSED BELOW, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

Exchange of Old Certificates for New Certificates

      In the opinion of Cleary, Gottlieb, Steen & Hamilton, the Exchange will not be a taxable event for U.S. federal income tax purposes. As a result, a holder of an Old Certificate whose Old Certificate is accepted in the Exchange Offer will not recognize gain on the Exchange. The New Certificates will have the same "issue price" (and "adjusted issue price" immediately after the Exchange) as the Old Certificates, and each tendering holder will have the same adjusted basis and holding period in the New Certificates as it had in the Old Certificates immediately before the Exchange.

Characterization of the Trust

      For U.S. federal income tax purposes, the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership treated as an association) in the opinion of Cleary, Gottlieb, Steen & Hamilton. Although the characterization of the Trust is not certain, the Trust should be treated for U.S. federal income tax purposes as a grantor trust, and the Trustee intends to report income, gain, loss and deductions to the Internal Revenue Service ("IRS") on that basis. If the Trust were not classified as a grantor trust, it would be classified as a partnership. As a consequence, the Trust will not be subject to U.S. federal income taxation.

      Prospective investors should be aware that no rulings have been or are expected to be sought from the IRS with respect to the classification of the Trust (or any of the other U.S. federal income tax consequences discussed in this summary) and there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust (or with the other U.S. federal income tax consequences discussed herein). See "--Alternative Characterizations." Accordingly, prospective purchasers are urged to consult their tax advisers regarding the U.S. federal income tax classification of the Trust.

      Under the U.S. federal income tax rules applicable to grantor trusts, a holder of a Trust Certificate will be treated as owning the rights to those payments on the FedEx Notes that are allocable to that Trust Certificate. The sale of a Trust Certificate will be considered a sale of a holder's interest in those payments. In addition, a holder may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be deducted by the holder if the holder paid directly a pro rata portion of the amounts paid by the Trust.

      The FedEx Notes Prospectus indicates that the FedEx Notes underlying the Trust Certificates were sold based on FedEx's belief that they constitute indebtedness of FedEx for U.S. federal income tax purposes. The following discussion is based on the assumption that the FedEx Notes will constitute debt instruments in their entirety. Except for the discussion under "--Alternative Characterizations," the following also assumes that the Trust will be classified as a grantor trust.

Purchase and Holding of Trust Certificates

      A purchaser of a Trust Certificate will be treated as having acquired the rights to those payments on the FedEx Notes that are allocable to that Trust Certificate and will be taxed under the "stripped bond" rules of the Code. The holder will be treated as having purchased a newly issued, single debt instrument providing for payments equal to the payments on the FedEx Notes allocable to the Trust Certificate, and having original issue discount ("OID") equal to the excess of the sum of such payments over the holder's purchase price for the Trust Certificate (which would be treated as the "issue price"). In determining the purchase price for a Trust Certificate for this purpose, a portion of the purchase price of the Trust Certificate may be separately allocated to amounts held by the Trust pending distribution to holders (the recovery of which amounts would not be taxable). Any such allocation would reduce the amount paid for (and the amount payable on) such Trust Certificate.

      Under the OID rules, in general, each holder of a Trust Certificate, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the "daily portions" of OID on the Trust Certificate for all days during the taxable year that the holder owns the Trust Certificate. The daily portions of OID on a Trust Certificate are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a Trust Certificate, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. The amount of OID on a Trust Certificate allocable to each accrual period is determined by multiplying the "adjusted issue price" of the Trust Certificate at the beginning of the accrual period by the yield to maturity of such Trust Certificate (appropriately adjusted to reflect the length of the accrual period). The yield to maturity of a Trust Certificate is the discount rate that causes the present value of all payments on the Trust Certificate as of its issue date to equal the issue price of such Trust Certificate. The "adjusted issue price" of a Trust Certificate at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments made with respect to such Trust Certificate in all prior accrual periods.

      It is not clear how the possibility of a Maturity Shortening as a result of a Tax Event, and the resulting distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on the Shortened Maturity Date, should be taken into account for purposes of determining the taxation of holders at, and prior to, the Shortened Maturity Date (including, but not limited to, the amount of OID required to be included by holders in ordinary gross income). The Trustee intends to take the position that the possibility of a Maturity Shortening should not affect the U.S. federal income tax consequences to holders prior to the Maturity Shortening.

Under this treatment, if the maturity of the FedEx Notes was shortened as a result of a Tax Event, a holder would be treated, solely for OID purposes, as acquiring a newly issued OID bond, and would be required to determine OID on the newly issued bond taking into account the Shortened Maturity Date and the amount required to be distributed to the holder on that date. The amount of OID required to be included in the holder's ordinary gross income as a result of the redetermination could be more or less than the amount determined without taking into account the Maturity Shortening. There can be no assurance, however, that the IRS will not take a different position on the effect of a potential Maturity Shortening, which position may have less favorable tax consequences. See "-Alternative Characterizations." Prospective purchasers should consult their tax advisers with respect to the effect of a potential Maturity Shortening.

      The Trust currently intends, for information reporting purposes, to account for OID reportable by holders of Trust Certificates by reference to the first price at which a substantial amount of the Trust Certificates is sold to purchasers (other than Prudential Securities), even though the amount of OID will differ for subsequent purchasers. Such prospective purchasers should consult their tax advisers regarding the proper calculation of OID.

Distributions

      Cash distributions on the Trust Certificates will not be subject to additional taxation. An In-Kind Distribution may be treated in whole or in part as equivalent to a sale or exchange.

Sale or Exchange of Trust Certificates or the FedEx Notes

      The tax basis of a holder of a Trust Certificate in a Trust
Certificate generally will equal the cost of the Trust
Certificate increased by any amounts includible in income as OID, and reduced by any payments made on the Trust Certificate.

      Upon the sale or exchange of a Trust Certificate (other than the Exchange), a holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the holder's tax basis in the Trust Certificate. Gain or loss recognized by an individual holder on the sale or exchange of a Trust Certificate generally will be capital gain or loss, and will be long-term capital gain or loss if the holder is considered to have held the Trust Certificate for more than one year at the time of the disposition. Long-term capital gain recognized by an individual holder generally will be subject to a maximum tax rate of 28 percent in respect of Trust Certificates treated as held for more than one year and to a maximum rate of 20 percent in respect of Trust Certificates treated as held in excess of 18 months. Legislation currently pending in Congress generally would, if enacted in its current form, subject long-term capital gain recognized by an individual holder to a maximum rate of 20 percent in respect of property held for more than one year, effective for amounts properly taken into account on or after January 1, 1998.

      A holder will recognize gain or loss on any sale by the Trust of the FedEx Notes, including in connection with an In-Kind Distribution, equal to the difference between the portion of the amount realized on the sale allocable to the holder and the allocable portion of the holder's basis in the Trust Certificate.

Alternative Characterizations

      As noted above, there can be no assurance that the IRS will agree with the characterization of the Trust as a grantor trust. It is possible that the IRS could seek to classify the Trust as a partnership, although even if the IRS were successful the Trust would not be subject to U.S. federal income tax. While not certain, if the Trust is classified as a partnership, it should be eligible for the election out of the partnership tax rules of subchapter K of the Code, under Treasury Regulation Section 1.761-2. In mutual consideration for each holder's purchase of a Trust Certificate, each holder of a Trust Certificate is deemed to have consented to the making of such a protective election as of the date of formation of the Trust. As a result of the election, each holder of a Trust Certificate would be required to report its respective share of the items of income, deductions and credits of the Trust on its respective U.S. federal income tax return in a manner substantially similar to the U.S. federal income tax reporting required under the grantor trust rules. However, if the Trust were not eligible to make the election, the method of taxation of holders of Trust Certificates could differ significantly from the treatment described in this summary. Among those differences, (i) the Trust would be required to account for its income and deductions at the Trust level, and to utilize a taxable year for reporting purposes, (ii) income from the FedEx Notes would be taxed under the rules of the Code applicable to whole debt instruments rather than under the "stripped bond" rules described above, and (iii) each holder would be required to separately take into account such holder's distributive share of income and deductions of the Trust. A holder would take into account its distributive share of Trust income and deductions for each taxable year of the Trust in the holder's taxable year which ends with or within the Trust's taxable year. Prospective purchasers are urged to consult their tax advisers regarding the U.S. federal income tax classification of the Trust.

      Adverse tax consequences might also result if the IRS takes a different position than the position described above under "--Purchase and Holding of Trust Certificates" with respect to the effect on holders of a potential distribution to Amortizing Class Certificate holders of a portion of the payment received by the Trust on a Shortened Maturity Date. For example, the IRS might treat the Amortizing Class Certificate as a right to payments on the FedEx Notes coupled with a separate agreement, in the nature of a put option, between Amortizing Class Certificate holders, on the one hand, and Residual Class Certificate holders, on the other hand. Under this characterization, a Maturity Shortening event would be a taxable event. Moreover, the existence of a deemed put option might trigger the Code's "straddle" rules, in which case, among other matters, gain or loss on the sale of a Trust Certificate would be short-term capital gain or loss regardless of the period during which the holder held the Trust Certificate.

Non-U.S. Holders

      A holder that is not a U.S. person and that is not subject to U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Trust Certificate will not be subject to United States income or withholding tax, except as described below and under "--Information Reporting and Backup Withholding," in respect of interest income or gain on the FedEx Notes if the holder provides an appropriate statement (generally on IRS Form W-8), signed under penalties of perjury, identifying the holder and stating, among other things, that the holder is not a U.S. person and if the holder is not a "10-percent shareholder" or related "controlled foreign corporation" with respect to FedEx. If these conditions are not met, a 30 percent withholding tax will apply to interest income from the Trust Certificates, unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such holder. In the latter case, such holder will be subject to U.S. federal income tax with respect to all income from the FedEx Notes at regular rates applicable to U.S. taxpayers.

      A holder that is not a U.S. person may also be subject to U.S. federal income taxation with respect to a Trust Certificate if it is a personal holding company, a corporation that accumulates earnings to avoid U.S. taxes on shareholders or a private foundation under the Code.

Information Reporting and Backup Withholding

      The Trustee will furnish or make available to each party registered during such calendar year as a holder, such information as is required under the Code or regulations under the Code to enable each holder to file its U.S.
federal income tax returns.

      Certain holders that are U.S. persons or that otherwise are subject to United States federal income taxation on a net income basis in respect of the Note ("U.S. holders") may be subject to a 31 percent backup withholding tax in respect of distributions made on a Trust Certificate and proceeds from the sale of a Trust Certificate to or through certain brokers if they do not provide their taxpayer identification numbers (generally on IRS Form W-9). Persons who are not U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of information reporting requirements and backup withholding tax. Any amounts so withheld from distributions on the Trust Certificate would be allowed as a credit against the holder's U.S. federal income tax liability, or upon application by the holder to the IRS, would be refunded by the IRS to the extent it exceeds such liability.

                       PLAN OF DISTRIBUTION

      Each broker or dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker or dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. PSSA has agreed that it will make this Prospectus, as amended or supplemented, available to any broker or dealer for use in connection with any such resale for a period of one year. In addition, until such date, all brokers or dealers effecting transactions in the New Certificates may be required to deliver a prospectus.

      PSSA will not receive any proceeds from any sale of New Certificates by brokers or dealers. New Certificates received by brokers or dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker or dealer and/or the purchasers of any such New Certificates. Any broker or dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Starting on the Expiration Date, PSSA will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker or dealer that requests such documents in the Letter of Transmittal. PSSA has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Certificates) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Certificates (including any broker or dealers) against certain liabilities, including liabilities under the Securities Act.

                           LEGAL MATTERS

      The validity of the New Certificates and certain United
States federal income taxation matters will be passed upon for the Trust by Cleary, Gottlieb, Steen & Hamilton, New York, New
York.

                      INDEX OF DEFINED TERMS
Administrative Action.................................   7
Acceleration..........................................   22
Amortizing Class Certificates.........................   6
Available Funds.......................................   21
Calculation Agent.....................................   6
Certificate Principal Balance.........................   20
Code..................................................   25
Collection Period.....................................   21
Commission............................................   cover
Distribution Business Day.............................   6
Distribution Date.....................................   6
EDGAR.................................................   1
Eligible Institution..................................   17
Exchange..............................................   26
Exchange Act..........................................   1
Exchange Agent........................................   5
Exchange Offer........................................   cover
Exchange Offer No-Action Letters......................   cover
Exchange Offer Registration Statement.................   14
Expiration Date.......................................   cover
FedEx.................................................   cover
FedEx Notes...........................................   cover
FedEx Notes Business Day..............................   6
FedEx Notes Indenture.................................   7
FedEx Notes Prospectus................................   cover
FedEx Notes Registration Statement....................   2
FedEx Notes Series....................................   12
FedEx Notes Trustee...................................   13
holder................................................   17
In-Kind Distribution..................................   22
IRS...................................................   27
Letter of Transmittal.................................   cover
Maturity Shortening Redemption........................   cover
New Certificates......................................   cover
NYSE..................................................   18
OID...................................................   28
Old Certificates......................................   cover
Payment Default.......................................   22
PSGI..................................................   2
Prudential Securities.................................   cover
PSSA..................................................   cover
Registration Rights Agreement.........................   cover
Registration Statement................................   1
Restricted Broker-Dealer..............................   cover
Residual Class Certificates...........................   6
Rule 3a-7.............................................   5
Securities Act........................................   cover
Shelf Registration Statement..........................   15
Shortened Maturity Date...............................   cover
Tax Event.............................................   7
Trust.................................................   cover
Trust Agreement.......................................   cover
Trust Certificates....................................   cover

Trustee...............................................   cover
U.S. holders..........................................   30
U.S. person...........................................   27

                                                   APPENDIX A


  RECEIPTS ON CORPORATE SECURITIES TRUST, SERIES FDX 1997-1
ALLOCATION SCHEDULE FOR DISTRIBUTIONS FOLLOWING ANY MATURITY
       SHORTENING REDEMPTION OR IN-KIND DISTRIBUTION*


                     DISTRIBUTION           DISTRIBUTION
                      JUST PRIOR         JUST AFTER INTEREST
                 TO INTEREST PAYMENT          PAYMENT
                 --------------------   --------------------
                 Amortizing  Residual   Amortizing  Residual
Date               Class      Class       Class      Class
----               -----      -----       -----      -----

January 1, 1999    75.76%     24.24%      74.84%     25.16%
July 1, 1999       74.84%     25.16%      73.88%     26.12%
January 1, 2000    73.88%     26.12%      72.89%     27.11%
July 1, 2000       72.89%     27.11%      71.86%     28.14%
January 1, 2001    71.86%     28.14%      70.79%     29.21%
July 1, 2001       70.79%     29.21%      69.68%     30.32%
January 1, 2002    69.88%     30.32%      68.53%     31.47%
July 1, 2002       68.53%     31.47%      67.34%     32.66%
January 1, 2003    67.34%     32.66%      66.09%     33.91%
July 1, 2003       66.09%     33.91%      64.81%     35.19%
January 1, 2004    64.81%     35.19%      63.47%     36.53%
July 1, 2004       63.47%     36.53%      62.08%     37.92%
January 1, 2005    62.08%     37.92%      60.64%     39.36%
July 1, 2005       60.64%     39.36%      59.14%     40.86%
January 1, 2006    59.14%     40.86%      57.59%     42.41%
July 1, 2006       57.59%     42.41%      55.98%     44.02%
January 1, 2007    55.98%     44.02%      54.31%     45.69%
July 1, 2007       54.31%     45.69%      52.57%     47.43%
January 1, 2008    52.57%     47.43%      50.77%     49.23%
July 1, 2008       50.77%     49.23%      48.90%     51.10%
January 1, 2009    48.90%     51.10%      46.95%     53.05%
July 1, 2009       46.95%     53.05%      44.94%     55.06%
January 1, 2010    44.94%     55.06%      42.85%     57.15%
July 1, 2010       42.85%     57.15%      40.68%     59.32%
January 1, 2011    40.68%     59.32%      38.42%     61.58%
July 1, 2011       38.42%     61.58%      36.08%     63.92%
January 1, 2012    36.08%     63.92%      33.65%     66.35%
July 1, 2012       33.65%     66.35%      31.13%     68.87%
January 1, 2013    31.13%     68.87%      28.51%     71.49%
July 1, 2013       28.51%     71.49%      25.80%     74.20%
January 1, 2014    25.80%     74.20%      22.98%     77.02%
July 1, 2014       22.98%     77.02%      20.05%     79.95%
January 1, 2015    20.05%     79.95%      17.01%     82.99%
July 1, 2015       17.01%     82.99%      13.86%     86.14%
January 1, 2016    13.86%     86.14%      10.59%     89.41%
July 1, 2016       10.59%     89.41%       7.19%     92.81%
January 1, 2017     7.19%     92.81%       3.66%     95.34%
July 1, 2017        3.66%     96.34%       0.00%    100.00%

----------------------------

* The proceeds of any Maturity Shortening Redemption or In-Kind Distribution occurring on any of the above Scheduled Distribution Dates with respect to the FedEx Notes will be allocated according to the above percentages if such proceeds are distributed on the above scheduled Distribution Dates. The proceeds of any such event occurring on dates other than scheduled Distribution Dates will be distributed in accordance with the ratio described in the Prospectus.

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No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the accompanying Letter of Transmittal and, if given or made, such information or representations must not be relied upon as having been authorized by the Trust, PSSA or the Exchange Agent. Neither this Prospectus nor the accompanying Letter of Transmittal, or both together, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus, nor the accompanying Letter of Transmittal, or both together, nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Trust since the date hereof or thereof or that the information contained herein is correct at any time subsequent to the date hereof or thereof.


                     TABLE OF CONTENTS

                                               Page

Available Information............................1
Incorporation of Certain Documents
     by Reference................................1
Prospectus Summary...............................2
Risk Factors.....................................9
Use of Proceeds.................................10
Formation of the Trust..........................10
Description of the Trust Assets.................11
The Exchange Offer..............................14
Description of the New Certificates.............20
Description of the Trust Agreement..............23
Certain U.S. Federal Income
   Tax Consequences.............................26
Plan of Distribution............................30
Legal Matters...................................30
Index of Defined Terms..........................31
Appendix A -- Allocation Schedule..............A-1

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=================================================================


                      Receipts on Corporate
               Securities Trust, Series FDX 1997-1

                        Offer to Exchange
                Receipts of Corporate Securities,
               Series FDX 1997-1, Amortizing Class

               which have been registered under the
               Securities Act of 1933, as amended,

                   for any and all outstanding
                Receipts of Corporate Securities,
               Series FDX 1997-1, Amortizing Class


                         August 21, 1998




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